UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: September 30, 2009

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement

On September 30, 2009 Advanced Battery Technologies entered into a Securities Purchase Agreement.  The Securities Purchase Agreement provides that, at a closing expected to occur on October 5, 2009 after satisfaction of standard closing conditions, Advanced Battery Technologies will sell 4,592,145 shares of common stock and 1,377,644 common stock purchase warrants (the “Warrants”).  The purchasers are institutional investors.  The aggregate purchase price for the securities will be $19,000,001.48.

Each Warrant will permit the holder to purchase one share of common stock from Advanced Battery Technologies for a price of $4.70 per share.  The Warrants will expire in five years.

We are making the offering and sale of the shares and warrants pursuant to a shelf registration statement on Form S-3 (Registration No. 333-161384) that was declared effective by the Securities and Exchange Commission on September 2, 2009, and a base prospectus dated as of the same date, as supplemented by a prospectus supplement to be filed with the Securities and Exchange Commission on October 1, 2009.

Item 9.01                      Financial Statements and Exhibits

Exhibits

10-a	Securities Purchase Agreement dated September 30, 2009 among Advanced Battery Technologies, Inc. and certain named Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.
Dated: October 1, 2009	By:/s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer